Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-202960, 333-188870, 333-174203, 333-164177, 333-133824, 333-127857 and 333-117022) and Form S-8 (Nos. 333-126551, 333-151903,333-174940, 333-190376, 333-198046 and 333-206330) of Savara Inc. (formerly known as Mast Therapeutics, Inc.) of our report dated March 14, 2018 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Austin, Texas
March 14, 2018